EXHIBIT 23.3



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Annual Report on Form 10-K under the Securities and Exchange Act of 1934 of Omnicom Group Inc. for the year ended December 31, 1995 of our report dated March 9, 1995 regarding our audit of the financial statements of Ross Roy Communications, Inc. as of December 31, 1994 and 1993 and for the two years in the period ended December 31, 1994 (not presented separately herein).



                                                         DELOITTE & TOUCHE LLP



Detroit, Michigan
March 25, 1996